EXHIBIT 10.26

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement, dated as of January 15, 2010 (the “Amendment”), is hereby made by and between Ambient Corporation, a Delaware corporation (the “Company”) and Vicis Capital Master Fund (“Vicis”), a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands, and amends certain provisions of that certain Securities Purchase Agreement, dated November 16, 2009, by and among the Company and Vicis (the “Purchase Agreement”).   All capitalized terms used but not defined herein shall have their respective meanings ascribed to them in the Purchase Agreement.

R E C I T A L S:

WHEREAS, the Company has requested that Vicis increase the Holdback Amount, and Vicis has agreed to increase such Holdback Amount set forth in the Purchase Agreement, from $3,000,000 to $8,000,000.

WHEREAS, Vicis is the holder of: (i) a Secured Convertible Promissory Note originally issued by the Company on July 10, 2007, in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000); and (ii) a Secured Convertible Promissory Note originally issued by the Company on November 1, 2007, in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (each, as amended by that certain Debenture Amendment Agreement dated November 21, 2008, a “Debenture” and collectively, the “Debentures”).

WHEREAS, the Company andVicis believe that it is in the Company’s best interest that Vicis convert the Debentures into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as soon as practicable on the terms and conditions specified in such Debentures, and Vicis has so agreed to convert such Debentures.

WHEREAS, each Debenture contains conversion caps (the “Conversion Caps”) that require Vicis to provide the Company 61 days’ prior notice before Vicis may convert an amount of such Debenture that would result in Vicis beneficially owning (i) greater than 4.99% of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) of the Company, and (ii) greater than 9.99% of the outstanding shares of Common Stock of the Company.

WHEREAS, the Company has agreed to waive the requirement under the Debentures relating to the Conversion Caps that Vicis provide the Company 61 days’ prior notice of such conversion.

WHEREAS, in consideration for Vicis’s increase of the Holdback Amount and Vicis’s agreement to convert the Debentures, the Company has agreed to amend the terms of the Purchase Agreement and Series G Warrant as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

A G R E E M E N T:

1.           Amendments to the Purchase Agreement.

(a)           Amendment to the Preamble to the Purchase Agreement.  The second paragraph of the Preamble to the Purchase Agreement is amended and replaced in its entirety as follows:

WHEREAS, the Company wishes to undertake a financing, and pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company, up to 80,000,000 shares (the “Acquired Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and Series G Warrants to purchase 80,000,000 shares of Common Stock in the Form of Exhibit A attached hereto (a “Series G Warrant”, and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”, together with the Acquired Shares, collectively, the “Securities”).

(b)           Amendment to Section 1.1 of the Purchase Agreement.  Section 1.1 of the Purchase Agreement shall be amended and replaced in its entirety as follows:

1.1           Purchase and Sale of Securities.  Upon the following terms and conditions, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Securities, in exchange for $8,000,000 (the “Purchase Price”).  The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(c)           Amendment to Section 1.2(b) of the Purchase Agreement.  Section 1.2(b) of the Purchase Agreement shall be amended and replaced in its entirety as follows:

(b)           Upon the Company’s written certification to the Purchaser that its Available Cash (as defined below) is less than $1.5 million (each such instance being a “Release Condition”), the Company shall be entitled to receive from the Holdback Amount the sum of $500,000 (a “Release Amount”) and the Purchaser shall be entitled to the issuance of 5,000,000 of the Acquired Shares and a Series G Warrant for a corresponding number of shares of Common Stock (collectively, a “Tranche of Securities”). As used herein, the term “Available Cash” shall mean the aggregate amount of all immediately available funds that the Company has access to in bank accounts in its name.  As soon as reasonably practicable after the Company provides such written certification to the Purchaser that a Release Condition exists, but in any event within five (5) business days thereafter, the Purchaser shall cooperate with the Company to transfer a Release Amount to another account identified by the Company, and the Company shall issue and deliver to the Purchaser a Tranche of Securities.

2.           Additional Deposit into the Holdback Account.  As soon as reasonably practicable, but in any event five (5) days hereafter, Vicis shall deposit an amount equal to $5,000,000 into the Holdback Account.  For the avoidance of doubt, the parties agree that any additional funds deposited into the Holdback Account are subject to all of the terms and conditions set forth in the Transaction Documents, as amended hereby, including, without limitation, that certain Pledged Collateral Account Control Agreement.  As soon as reasonably practicable, and for the avoidance of doubt, the Company agrees that it shall take reasonable efforts to obtain for Vicis a written confirmation from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) that additional amounts deposited by Vicis into the Holdback Account are subject to that certain Pledged Collateral Account Control Agreement.

3.           Debenture Matters.

(a)           Waiver of Conversion Notice.  The Company hereby irrevocably waives the requirement under the Debentures that Vicis provide the Company notice 61 days prior to converting the Debentures, and the parties agree that the Debentures shall be immediately eligible for conversion in their entirety.

(b)           Conversion.  Vicis agrees that as soon as practicable after the date hereof, Vicis shall convert the Debentures in full by providing to the Company the specified notice of conversion and any other documentation required under the Debentures to convert such Debentures into shares of Common Stock.

4.           Accuracy of the Company’s Representations and Warranties.  Except as set forth on the Schedule of Exceptions hereto, each of the representations and warranties of the Company set forth in the Purchase Agreement, as of the date hereof, are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as though made as of the date hereof, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

5.           Ratification.  Except as expressly amended pursuant to this Amendment, all terms and conditions of the Purchase Agreement and each related Transaction Document are hereby ratified and confirmed in all respects and shall continue in full force and effect.  All references to the Purchase Agreement shall hereafter refer to such Purchase Agreement, as amended hereby.

6.   Conflict.  In the event of any conflict between the Purchase Agreement and this Amendment, the terms of this Amendment shall govern.

7.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law that would require the application of the laws of any other jurisdiction.

8.           Further Assurances.  From and after the date of this Amendment, upon the request of Vicis or the Company, the Company and Vicis shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

AMBIENT CORPORATION

By:	/s/ John J. Joyce
Name: John J. Joyce
Title: CEO

HOLDER:
VICIS CAPITAL MASTER FUND,
a sub-trust of Vicis Capital Series Master Trust
By:	Vicis Capital LLC

By:	/s/ Shad L. Stastney
Name: Shad L. Stastney
Title: Partner (Vicis Capital LLC)